Exhibit 99.1

NEWS RELEASE

SILICON LABORATORIES CLOSES SALE OF AERO® PRODUCT LINES TO NXP

— Company Focused on Long-Term Growth Potential and Sustainable Competitive
Advantages of Mixed-Signal Business —

AUSTIN, Texas — March 23, 2007 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today announced it finalized the sale of the Aero product lines to NXP, formerly Philips Semiconductor.

“With the close of this transaction, our focus will be on mixed-signal product lines where the expected return on investment is aligned with our business model targets,” stated Necip Sayiner, president and chief executive officer of Silicon Laboratories.

Announced in February 2007, NXP purchased the Aero product lines, including the Aero transceiver, AeroFONE™ single-chip phone and power amplifier, for $285 million in cash.  There is an additional earn-out potential of up to an aggregate of $65 million over the next three years based on the broad acceptance of AeroFONE technology.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly-integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

About NXP
NXP is a top 10 semiconductor company founded by Philips more than 50 years ago. Headquartered in Europe, the company has 38,000 employees working in 26 countries across the world. NXP creates semiconductors, system solutions and software that deliver better sensory experiences in mobile phones, personal media players, TVs, set-top boxes, identification applications, cars and a wide range of other electronic devices. News from NXP is located at www.nxp.com.

Forward Looking Statement

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks relating to the achievement of the earn-out; the potential for unexpected liabilities related to the disposition of the business; risks that Silicon Laboratories may not be able to maintain its historical growth; average selling prices of products may decrease significantly and rapidly, dependence on a limited number of products and customers; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with this divestiture and/or any future growth or acquisitions; dependence on key personnel; and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Note to editors: The Silicon Labs logo is a trademark of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

INVESTOR CONTACT: Silicon Laboratories Inc., Kellie Nugent, (972) 239-5119 x 125, knugent@sheltongroup.com

MEDIA CONTACT: Silicon Laboratories, Inc., Kirstan Ryan, (512) 416-8500, kirstan.ryan@silabs.com

NXP Semiconductors: Heather Drake, +31 40 27 65949, heather.drake@nxp.com